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                             Carleton Ventures Corp.
                          Suite 306 - 1140 Homer Street
                                 Vancouver, B.C.
                                     V6B 2X6



September  30,  2002

Senate  Capital  Group  Inc.
Suite  306  -  1140  Homer  Street
Vancouver,  B.C.
V6B  2X6

Dear  Sirs:

Re:  Deferral  of  Management  Fees
-----------------------------------

Pursuant to the Company's Office Facilities and Service contract dated February 1, 2001, this letter serves as a record of our agreement that Carleton Ventures Corp. (the "Company") is entitled to defer the payment of the monthly management fee in order to enable the Company to proceed with further exploration of its mineral properties. These deferred management fees consisting of accrued management fees of $5,500 as of September 30, 2002 and ongoing management fees of $1,000 per month will only be paid to Senate Capital if we achieve sufficient additional financing that will enable us to pay these accrued management fees without impeding our exploration plans.

If  this  is  acceptable  please  sign  below.

Sincerely,



Aileen  Lloyd
Secretary


AGREED  AND  ACCEPTED  BY  SENATE  CAPITAL  GROUP  INC.




Dennis  L.  Higgs,  President